Exhibit 10.5

Amended and Restated Term Note
(Multi-Rate Options)

$25,000,000	August 9, 2012

FOR VALUE RECEIVED, PROCURIAN USA INC. (f/k/a/ ICG Commerce, Inc.), ICG COMMERCE INVESTMENTS, LLC, PROCURIAN INTERNATIONAL I LLC (f/k/a ICG Commerce International, LLC) PROCURIAN INC. (f/k/a ICG Commerce Holdings, Inc.) (individually and collectively, the “Borrower”), with an address at 211 South Gulph Road, Suite 500, King of Prussia, Pennsylvania 19406, jointly and severally promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1000 Westlakes Drive, Suite 200, Berwyn, Pennsylvania 19312, or at such other location as the Bank may designate from time to time, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the “Facility”), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an “Option”):

(i) Base Rate Option. A rate of interest per annum which is at all times equal to (A) the Base Rate plus (B) the Applicable Margin. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for amounts bearing interest under the Base Rate Option.

(ii) LIBOR Option. A rate per annum equal to (A) LIBOR plus (B) the Applicable Margin, for the applicable LIBOR Interest Period.

(iii) Daily LIBOR Rate Option. A rate of interest per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) the Applicable Margin. If and when the Daily LIBOR Rate changes, the rate of interest with respect to any amounts to which the Daily LIBOR Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for amount bearing interest under the Daily LIBOR Rate Option.

For purposes hereof, the following terms shall have the following meanings:

“Applicable Margin” for any day, with respect to any amount to which the Base Rate Option, the LIBOR Option or the Daily LIBOR Rate Option applies, as the case may be, is the percentage set forth below in the applicable column and row corresponding to the Borrower’s ratio of Total Debt to Adjusted EBITDA (as such terms are defined in the Loan Documents (as hereinafter defined)):

Level	Total Debt to Adjusted EBITDA	Base Rate Option	LIBOR Option or Daily LIBOR Rate Option
I	Less than 0.75 to 1.00	0%	1.50%
II	Greater than or equal to 0.75 to 1.00 but less than 1.50 to 1.00	0%	1.75%
III	Greater than or equal to 1.50 to 1.00	0%	2.00%

Notwithstanding anything herein to the contrary, the Applicable Margin will be adjusted by the Bank as necessary on a quarterly basis as of the first Business Day (as hereafter defined) of the month following the delivery of the Borrower’s Financial Statements (as defined in the Loan Documents) and compliance certificate for the immediately preceding fiscal quarter as required by the Loan Documents based upon the ratio of Total Debt to Adjusted EBITDA determined by the Bank pursuant to those Financial Statements; provided that (i) prior to the delivery of the Financial Statements for the period ending September 30, 2012, the Applicable Margin will be Level II, and (ii) thereafter if the Borrower fails to deliver any such Financial Statements or such compliance certificate as and when required by the Loan Documents, the Applicable Margin will automatically be adjusted on the first Business Day of the month following the due date for such Financial Statements to the highest Applicable Margin and will stay at such rate until the first Business Day following the month in which such Financial Statements and compliance certificate are actually delivered.

“Base Rate” shall mean the highest of (A) the Prime Rate, (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Philadelphia, Pennsylvania.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

“LIBOR” shall mean, with respect to any amount to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Interest Period for such amount and having a borrowing date and a maturity comparable to such LIBOR Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“LIBOR Interest Period” shall mean, with respect to any amount to which the LIBOR Option applies, the period of one (1), two (2), three (3) or six (6) month/months as selected by the Borrower on the date of disbursement of such amount (or the date of conversion of any amount to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Interest Period that would end on a day after the Term Loan Maturity Date (as hereinafter defined), and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Interest Period.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

LIBOR and the Daily LIBOR Rate shall be adjusted with respect to any amounts to which the LIBOR Option, Base Rate Option or the Daily LIBOR Rate Option applies, as applicable, on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Bank’s determination of the Daily LIBOR Rate, as determined or adjusted in accordance herewith, shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR or the Daily LIBOR Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Option and the Daily LIBOR Rate Option shall be suspended, and (b) the interest rate for all amounts then bearing interest under the LIBOR Option or the Daily LIBOR Rate Option shall be converted to the Base Rate Option (i) at the expiration of the then current LIBOR Interest Period(s) in the case of amounts to which the LIBOR Option applies or (ii) immediately in the case of amounts to which the Daily LIBOR Rate Option applies.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR or the Daily LIBOR Rate, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Option and the Daily LIBOR Rate Option shall be suspended, and (b) the interest rate on all amounts then bearing interest under the LIBOR Option or the Daily LIBOR Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current LIBOR Interest Period(s) if the Bank may lawfully continue to maintain or fund loans based on LIBOR to such day, (ii) immediately if the Bank may not lawfully continue to maintain or fund loans based on LIBOR or (iii) immediately in the case of amounts to which the Daily LIBOR Rate Option applies.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of this Note and may select up to three (3) different interest periods to apply simultaneously to different portions of this Note bearing interest under the LIBOR Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any amounts hereunder, the Borrower may renew the Option applicable to such amounts or convert such amounts to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing any amounts bearing interest under the LIBOR Option shall, at the Bank’s sole discretion, be converted at the end of the applicable LIBOR Interest Period to the Daily LIBOR Rate Option, and the LIBOR Option will not be available to Borrower with respect to the conversion or renewal of any other amounts until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the portions hereunder to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the LIBOR Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period. If no interest period is specified in any such notice for an amount that is to bear interest under the LIBOR Option, the Borrower shall be deemed to have selected a LIBOR Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any amount hereunder, the Borrower shall be deemed to have elected the Daily LIBOR Rate Option. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

3. Payment of Interest. The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for amounts hereunder bearing interest under the Base Rate Option or the Daily LIBOR Rate Option, on the first day of each month during the term hereof, (b) for amounts hereunder bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such amounts, (c) if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all outstanding amounts, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full.

4. Payment of Principal. Principal shall be due and payable in fifty nine (59) equal consecutive monthly installments in the amount of $416,666.67 each, commencing on September 1, 2012 and continuing on the first day of each month thereafter, and a final installment of $416,666.47 on August 1, 2017. Any outstanding principal and accrued interest shall be due and payable in full on August 1, 2017 (the “Term Loan Maturity Date”).

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

6. Prepayment. The Borrower shall have the right to prepay any amount hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 7 below.

7. Yield Protection; Break Funding Indemnification. The Borrower shall pay to the Bank on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any Change in Law imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest under the LIBOR Option) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any amounts bearing interest under the LIBOR Option, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any amounts bearing interest under the LIBOR Option on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

8. Other Loan Documents. This Note is issued in connection with a letter agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified, restated or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

9. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal under this Note when due, or the nonpayment of any interest or other indebtedness under this Note within three (3) Business Days of the date when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any

Obligor, such proceeding is not dismissed or stayed within 45 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money in excess of $250,000 individually or in the aggregate, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of one or more final judgments against any Obligor in excess of $250,000 individually or in the aggregate and the failure of such Obligor to discharge the judgments within ten (10) days of the entry thereof; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s reasonable opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

10. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder and upon five (5) days prior written notice to the Borrower, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney’s commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney’s fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Bank may recover from the Borrower shall not exceed the actual attorneys’ fees incurred by the Bank.

11. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

12. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any amounts hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

13. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14. Authorization to Obtain Credit Reports. By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower’s personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

15. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

16. Amended and Restated Note. This Note amends and restates, and is in substitution for, the Term Note, dated as of August 3, 2010 in the original principal amount equal to $20,000,000 and payable by the Borrower to the Bank (the “Original Note”). However, this Note shall in no way extinguish the Borrower’s unconditional obligation to repay indebtedness evidenced by the Original Note, is given in substitution for and not repayment of, the Original Note and is in no way intended to constitute a novation of the Original Note.

17. Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event. As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State

Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

18. Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

19. USA Patriot Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[signature page follows]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

PROCURIAN USA INC.

By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Chief Financial Officer

ICG COMMERCE INVESTMENTS, LLC

By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer

PROCURIAN INTERNATIONAL I LLC

By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer

PROCURIAN INC.

By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer

Disclosure for Confession of Judgment

Undersigned:	Procurian USA Inc. ICG Commerce Investments, LLC Procurian International I LLC Procurian Inc. 211 South Gulph Road, Suite 500 King of Prussia, PA 19406

Lender:	PNC Bank, National Association 1000 Westlakes Drive, Suite 200 Berwyn PA 19312

The undersigned has executed and/or is executing on or about the date hereof, an Amended and Restated Term Note in the principal amount of $25,000,000, under which the undersigned is obligated to repay monies to Lender.

A. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT THE ABOVE DOCUMENTS CONTAIN PROVISIONS UNDER WHICH LENDER MAY ENTER JUDGMENT BY CONFESSION AGAINST THE UNDERSIGNED. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST IT BY LENDER THEREUNDER BEFORE JUDGMENT IS ENTERED, THE UNDERSIGNED HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LENDER’S ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS THEREOF.

B. THE UNDERSIGNED ALSO ACKNOWLEDGES AND AGREES THAT THE ABOVE DOCUMENTS CONTAIN PROVISIONS UNDER WHICH LENDER MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, FORECLOSE UPON, ATTACH, LEVY, TAKE POSSESSION OF OR OTHERWISE SEIZE PROPERTY OF THE UNDERSIGNED IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT. BEING FULLY AWARE OF ITS RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING THE RIGHT TO MOVE TO OPEN OR STRIKE THE JUDGMENT), THE UNDERSIGNED HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES ITS RIGHTS TO NOTICE AND A HEARING AND EXPRESSLY AGREES AND CONSENTS TO LENDER’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WITHOUT PRIOR NOTICE TO THE UNDERSIGNED.

C. The undersigned certifies that a representative of Lender specifically called the confession of judgment provisions in the above documents to the attention of the undersigned, and/or that the undersigned was represented by legal counsel in connection with the above documents.

D. The undersigned hereby certifies: that its annual income exceeds $10,000; that all references to “the undersigned” above refer to all persons and entities signing below; and that the undersigned received a copy hereof at the time of signing.

Dated: August 9, 2012	PROCURIAN USA INC.

	By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Chief Financial Officer

Dated: August 9, 2012	ICG COMMERCE INVESTMENTS, LLC

	By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer

Dated: August 9, 2012	PROCURIAN INTERNATIONAL I LLC

	By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer

Dated: August 9, 2012	PROCURIAN INC.

	By:	/s/ Joseph F. Waterman
Name: Joseph F. Waterman
Title: Treasurer